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EXHIBIT 16

May 7, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated May 7, 2002 of USA Education, Inc. to be filed May 9, 2002 with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

cc: Mr. John F. Remondi, CFO, USA Education, Inc.

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EXHIBIT 16